UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2008

AMERICAN BILTRITE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	04-1701350	04-1701350
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

57 River Street, Wellesley Hills, Massachusetts 02481-2097
(Address of principal executive offices, including zip code)

(781) 237-6655
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 6, 2008, the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") entered on its docket an opinion in connection with American Biltrite Inc.'s majority-owned subsidiary Congoleum Corporation's Chapter 11 Case No. 03-51524, ruling that the Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Futures Representative, the Debtors, the Official Asbestos Claimants' Committee and the Official Committee of Bondholders for Congoleum Corporation, et al., dated as of February 5, 2008, is not confirmable as a matter of law.  A copy of that opinion is attached hereto as Exhibit 99.1. The Bankruptcy Court has scheduled a hearing for June 26, 2008 to address the question of whether the reorganization case should be converted or dismissed pursuant to the United States Bankruptcy Code.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	United States Bankruptcy Court, District of New Jersey, Opinion Resolving Motions and Cross Motion for Summary Judgment on Confirmation of Joint Plan of Reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2008	AMERICAN BILTRITE INC. By: /s/ Howard N. Feist III Name: Howard N. Feist III Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	United States Bankruptcy Court, District of New Jersey, Opinion Resolving Motions and Cross Motion for Summary Judgment on Confirmation of Joint Plan of Reorganization